SETTLEMENT AGREEMENT


                  This Settlement Agreement is entered into as of the 14th day of April, 1997, between Com Tech International Corporation ("Com Tech") and WorldPort Communications, Inc., formerly known as Sage Resources, Inc. ("WorldPort").

                                    RECITALS

                  There is presently pending in the United States District Court for the Northern District of California a civil action entitled WorldPort Communications, Inc., formerly known as Sage Resources, Inc., a Delaware corporation, plaintiff v. Com Tech International Corporation, a Washington corporation, defendant, Case No. C96-4055SBA (the "Lawsuit"), in which WorldPort is asserting various claims against Com Tech.

                  All of the claims are set forth in the pleadings and other documents in the case files. WorldPort and Com Tech have now determined to compromise and settle any and all claims that have been or could have been asserted in the Lawsuit. The parties enter into this Agreement after consulting with their respective counsel and being fully advised of their legal rights.

                                    AGREEMENT

                  In order to carry out and give effect to the foregoing, and in consideration of the mutual promises, agreements and undertakings set forth below, each of the parties agrees as follows:

         1. Contract Balance. The parties agree that for the purposes of this Agreement, the principal balance owing by Com Tech to WorldPort under a promissory note dated June 27, 1996 (the "Note") is $500,000, plus accrued interest at ten percent (10%) per annum. A copy of the Note is attached as Exhibit A. The parties agree that Exhibit B correctly and accurately reflects all payments, interest, late charges and principal balances prior to execution of this Agreement.

         2. Payments by Com Tech. Com Tech agrees to pay WorldPort all amounts due under the Note as follows: (a) on or before April 14, 1997, Com Tech shall pay WorldPort the sum of $27,805.56, which represents accrued interest through December 31, 1996; and (b) on or before May 1, 1997, Com Tech shall pay WorldPort the sum of $171,666.67, which represents $150,000 of principal and $21,667.67 accrued interest through such date. Com Tech also agrees to make six payments to WorldPort, on or before the 10th day of each month, beginning June 10, 1997 through November 1997. Each of the payments shall consist of $58,333.33 of principal, plus accrued interest on the outstanding balance at twelve percent (12%) per annum, plus $6,089.03, which represents one-sixth of the total litigation and other expenses owing. (These payments would begin at $67,922.36 in June 1997 and decline to $65,005.70 in November 1997 as the principal balance is paid down, as reflected in Exhibit C hereto.) Payments are to be made by wire transfer or check made payable to WorldPort.


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         3.  Stipulation  to Entry of  Judgment.  Concurrent  with the  parties'
execution of this Agreement, the parties also shall enter into the Stipulation for Entry of Judgment attached as Exhibit D, which will be filed only if there exists an uncured event of default as specified in paragraph 4, below. The parties also shall enter into the Stipulation and Joint Motion for Conditional Dismissal attached as Exhibit E.

         4. Events of Default. The following shall be "events of default" under this Agreement: (a) the termination of the Acquisition Agreement dated April 15, 1997 by and among Com Tech, its shareholders and Circle International
Communications, Inc. and the transactions and the ancillary agreements referenced therein ("Com Tech's Recapitalization"); (b) Com Tech's failure to make any of the payments called for in paragraph 2 of this Agreement by 3:00 p.m. Pacific Time on the date specified in paragraph 2; or (c) any material breach of this Agreement, other than Com Tech's failure to make any of the schedule payments. Com Tech shall have ten business days from the date a payment is due, or from the date of receipt of written Notice of Default from WorldPort for any other breach, in which to cure such default(s). The parties agree that the Notice of Default may be sent by facsimile.

                  If an event of default occurs and is not cured by Com Tech within ten business days from the date a payment is due or from Com Tech's receipt of a Notice of Default, WorldPort may reactivate the Lawsuit according to the Stipulation and Joint Motion for Conditional Dismissal and present the Stipulation for Entry of Judgment to the court for entry of judgment. Upon entry of such judgment, in addition to any other remedies available, WorldPort may execute on such judgment immediately.

         5. Security. Notwithstanding the Stipulation to Entry of Judgment or the Judgment, the June 27, 1996 Assignment, Pledge, and Security Agreement shall remain in full force and effect unless and until the payments under paragraph 2 of this Agreement are made in full. In connection with that Assignment, Pledge, and Security Agreement, Com Tech shall issue irrevocable instructions to Datamax de Mexico, S.A. de C.V. to distribute income from the Datamax joint venture to WorldPort upon receiving notice from WorldPort of an event of default under paragraph 4 of this Agreement.

                  Additionally, Com Tech assigns certain assets, described in Exhibit F, to WorldPort in order to secure payment of the amounts specified in paragraph 2, below. If an event of default under paragraph 4 occurs, WorldPort immediately may take possession of such assigned assets. In taking possession of any security specified in this paragraph, WorldPort shall credit the fair market value of the security and assigned assets against the amounts due and owing under this Agreement.

         6. Mutual Release. Upon s atisfaction of the terms of this Settlement Agreement, the parties to this Agreement hereby mutually release, acquit and discharge one another forever from any and all claims, cross-claims,


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counterclaims, third-party claims and demands, which any party to this Agreement could have asserted in the pending lawsuit. The parties are not releasing or waiving any claims arising out of or created by this Agreement.

         7. Joint Drafting. This Agreement was drafted by both parties, and in the event of any dispute over interpretation of this Agreement, there shall be no bias or presumption against the position or interpretation offered by either party.

         8. Attorneys' Fees and Costs. Should it be necessary for any party to this Agreement to initiate legal proceedings to enforce this Agreement or adjudicate any issues under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and disbursements.

         9. General. This Agreement may be executed in counterparts, each of which will be deemed an original and together constitute the same Agreement whether both parties execute each counterpart. This Agreement is governed by the laws of the State of California. Captions are for convenience only and do not express, limit or expand any provision or the intent of this Agreement.

                  The parties have executed this Agreement effective as of the date first written above.

                                     COM TECH INTERNATIONAL CORP.



 4/25/97
--------------------                         /s/ Sal Meir
Dated                                By:  --------------------------------------
                                             Sal Meir
                                          --------------------------------------

                                     Its:    President & CEO
                                          --------------------------------------

                                     WORLDPORT COMMUNICATIONS, INC.


 4/23/97
---------------------                        /s/ John W. Dalton
Dated                                By:  --------------------------------------
                                             John W. Dalton
                                          --------------------------------------

                                     Its:   President & CEO




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